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                                                                  EXHIBIT 23.5

                    [COLLARINI ENGINEERING INC. LETTERHEAD]


                                                June 5, 1996


To the Board of Directors of Forcenergy Inc:

        We hereby consent to the use of our reports dated February 9, 1996, and May 26, 1995, and our estimates of the net proved natural gas and oil reserves of Forcenergy Inc (the "Company"), as of January 1, 1996 and 1995, and to all references to our estimates of the net proved natural gas and oil reserves of the Company as of those dates, and to the references to our firm under the heading "Experts" in the prospectus.


                                                COLLARINI ENGINEERING INC.



                                                /s/ DENNIS JORDAN
                                                ------------------------------
                                                Dennis Jordan, P.E.
                                                Senior Vice President


DGJ/lsh